UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2009

General DataComm Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8086	06-0853856
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6 Rubber Avenue, Naugatuck, CT	06770
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203)-729-0271

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in the Registrant’s Certifying Accountant

On January 5, 2009, Eisner LLP notified the Company that its audit relationship with the Company has terminated.  Therefore, Eisner LLP has resigned as the Company’s independent registered public accountants.

The reports of Eisner LLP on the financial statements of the Company as of September 30, 2007 and 2006 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  However, the reports of Eisner LLP on the financial statements of the Company as of and for each of the two years ended September 30, 2007 contained an explanatory paragraph which expressed substantial doubt about the ability of the Company to continue as a going concern.  During the years ended September 30, 2007 and 2006 and through the date of resignation by Eisner LLP, there were no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Eisner LLP, would have caused them to make reference thereto in their report on the Company’s financial statements for such years;  and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Eisner LLP with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission.  The Company requested in writing that Eisner LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  The letter from Eisner LLP is included as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Eisner LLP dated January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General DataComm Industries, Inc.
(Registrant)

By: /S/ William G. Henry
William G. Henry
Vice President, Finance and
Principal Financial Officer

January 8, 2008